CONFIDENTIAL

May 14, 2012

Project FLAME

Strategic Alternative Analysis

Presentation to the Special Committee of the Board of Directors

William Blair

CONFIDENTIAL

Important Information

Confidential Material Presented to the Special Committee of the Board of Directors of FLAME

The following pages contain material that was prepared and provided by William Blair & Company, L.L.C. ("William Blair") and solely for the information and assistance of the Special Committee of the Board of Directors of FLAME (the "Company") in connection with its review of strategic options available to the Company. The accompanying material was compiled or prepared on a confidential basis for use by the Special Committee of the Board of Directors and not with a view toward public disclosure. Without William Blair's prior written consent, the accompanying material may not be circulated or referred to publicly, disclosed to or relied upon by any other person, or used or relied upon for any other purposes. The information utilized in preparing this presentation was obtained from the Company and other public sources. Any estimates and projections for the Company contained herein have been prepared by or approved by senior management of the Company, and involve numerous and significant subjective determination, which are not necessarily indicative of actual future results. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future. The analyses presented in the accompany material are not appraisals and do not necessarily reflect the prices at which business or securities may actually be sold or purchased. Because this material was prepared for use in the context of an oral presentation to the Special Committee of the Board of Directors, which is familiar with the business and affairs of the Company, neither the Company nor William Blair nor any of their respective legal or financial advisors or accountants assume any liability resulting from the use of the material by persons other than the Special Committee of the Board of Directors of the Company. The accompanying material is necessarily based on market and other conditions as in effect on, and information made available to William Blair as of May 8, 2012 and neither the Company nor William Blair undertakes any obligation to update or otherwise revise the accompanying materials.

Table of Contents

Executive Summary

Background

- William Blair has been retained by the Special Committee of the Board of Directors of FLAME to review the Company's strategic alternatives ("Strategic Alternatives Analysis" or the "Analysis"). This Analysis includes a review of the following:
  - Financial review of the Company:
    - Historical financial performance
    - Projected financial performance

- Preliminary valuation analysis

Scope of Analysis

- In connection with this Analysis, Blair familiarized itself, to the extent it deemed appropriate, with the business, operations, financial condition and prospects of the Company
- Blair examined and relied upon information from several sources:
  - Visits to the Company's headquarters in Beijing, Peoples Republic of China;
  - Discussions with senior management regarding the Company's historical financial results, current business operations and forecasted financial performance;
  - Audited financial statements for the years ended December 2009 through December 2011;
  - Certain internal business, operating and financial information and financial forecasts for the years ended December 2012 through December 2016 prepared by the senior management of FLAME (the "Forecasts");
  - The financial position and operating results of FLAME compared with those of certain other publicly traded companies we deemed relevant; and
  - Selected industry research and market analyses

CONFIDENTIAL

Key Assumptions Underlying Our Review and Analysis

- According to the Company, all information made available to Blair by the Company with respect to the Strategic Alternatives Analysis was complete and correct in all material respects and that any projections, forecasts or other information provided by the Company to Blair was prepared in good faith and based upon reasonable assumptions
- We have been advised by the senior management of FLAME that the Forecasts examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of FLAME, and we have assumed, with your consent, that the Forecasts will be achieved in the amounts and at the time contemplated thereby
- Blair relied on the information furnished by the Company (and information available from public sources and other sources deemed reliable by Blair) without assuming any duty of independent verification thereof or independent appraisal of any of the assets of the Company
- Blair does not assume responsibility for the accuracy or completeness of any information provided to, discussed with or reviewed by Blair in connection with its analyses
- Blair expressed no opinion with respect to the Company's Forecasts or the estimates and judgments on which they are based

Summary of Valuation Methodologies

- William Blair's analysis of the Company's potential value is based on the following methodologies:
  - **Comparable Public Companies Analysis** – trading multiple analysis based on companies with operations that William Blair considered similar to certain business segments of the Company
  - **Comparable M&A Transactions Analysis** – transaction multiple analysis based on transactions involving a target with operations that William Blair considered similar to certain business segments of the Company
  - **Illustrative Discounted Cash Flow Analysis** –analysis of implied present value of the Company's common stock based on projected free cash flows and a terminal value as of December 31, 2016 derived from the Company's Forecasts
  - **Premiums Paid Analysis** – analysis of the premiums paid in transactions involving the acquisition of 100% equity of a public for up to $100 million in cash since January 1, 2006
- In performing its analysis, William Blair also considered such other factors it deemed appropriate, including:
  - Market conditions, including availability of financing
  - Industry characteristics and trends (e.g., size, volatility, growth, etc.)
  - Relative market position and competitive environment
  - Consistency and visibility of historical and projected earnings
  - Government regulation

Valuation Overview

CONFIDENTIAL

Current Trading Valuation Summary

Current Value

($ in millions except per share amounts)

Current Share Price	$	0.36[1]
Basic Share Count		31.794
Diluted Shares		0[2]
Fully Diluted Share Count		**31.794**
Equity Value	**$**	**11.5**
Reported values at December 31, 2011		
Debt		17.1
Cash		2.9
Enterprise Value	**$**	**25.7**

Summary of Valuation

($ in millions except per share amounts)

Current Share Price	$	0.36[1]
Valuation Multiples:		
Enterprise Value / LTM Revenue [3]		*0.62x*
Enterprise Value / 2012E Revenue[4]		*0.57x*
Enterprise Value / LTM EBITDA [3]		*2.1x*
Enterprise Value / 2012E EBITDA [4]		*2.4x*
LTM P/E [3]		*1.4x*
2012E P/E[4]		*1.4x*

(1) Trading price as of May 8, 2012
(2) Calculated by using treasury method based on 'in the money' options provided by FLAME management
(3) FLAME LTM results as of December 31, 2011
(4) Based on FLAME management projections

Valuation Summary


$0.36 (1)
Current Share Price
Comparable Companies
$0.06
$0.46
Selected Comparable Transactions
$0.51
$0.69
DCF – Perpetual Growth
$0.00
$0.46
Premiums Paid(5)
$0.42
$0.61
$0.00
$0.20
$0.40
$0.60
$0.80

	Implied Multiples		
	LTM Revenue[2] $41.7	LTM EBITDA[3] $12.5	2012E EBITDA[4] $10.9
Comparable Companies	0.39x-0.69x	1.3x-2.3x	1.5x-2.6x
Selected Comparable Transactions	0.73x-0.87x	2.4x-2.9x	2.8x-3.3x
DCF – Perpetual Growth	0.34x-0.70x	1.1x-2.3x	1.3x-2.7x
Premiums Paid[5]	0.66x- 0.81x	2.2x- 2.7x	2.5x-3.1x

Note:
1, As of May 8, 2012.
2, Based on 2011 Revenue of $41.7 million.
3, Based on 2011 EBITDA of $12.5 million.
4, Based on management projected 2012E EBITDA of $10.9 million.
5, Based on an average of the 30th to 70th percentile of premiums paid to stock price in public transactions, one day, one week, one month, 90 days, 180 days, 270 days and one year prior to announcement date

CONFIDENTIAL

FLAME Situation Overview

CONFIDENTIAL

FLAME Stock Price Performance – Last Twelve Months

Trading Performance



Price
Volume (thousands)
$0.50
$0.45
$0.40
$0.35
$0.30
$0.25
$0.20
$0.15
$0.10
$0.05
$0.00
2,100
1,750
1,400
1,050
700
350
0
May 16 – 2011 Q1 results released
Aug 15 – 2011 Q2 results released
Nov 14 – 2011 Q3 results released
Mar 30 – 2012FY results released
May-10-2011
Aug-10-2011
Nov-10-2011
Feb-10-2012

Trading Statistics

Stock Price	
Latest (5/8/2012)	$0.36
LTM High (5/2/2011)	$0.44
LTM Low (9/29/2011)	$0.22
LTM VWAP	$0.36

Market Value and Volume	
Equity Value ($ in MM)	$11.5
Enterprise Value ($ in MM)	$25.7
12m Average Vol.	29,138
12m Average $ Vol.	$10,490

Source: Capital IQ Research Systems and Bloomberg as of May 8, 2012

CONFIDENTIAL

FLAME Stock Price Performance – Last Three Years

Trading Performance


Price
Volume (thousands)
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
2,100
1,750
1,400
1,050
700
350
0
Jan 07, 2010 – Completes Growth Funding Plan
Mar 31, 2010 – 2009 FY results released
Aug 16, 2010 – 2010 Q2 results released
Mar 31, 2010 – 2010 FY results released
Mar 30, 2011 – 2011 FY results released
May-11-2009
Nov-11-2009
May-11-2010
Nov-11-2010
May-11-2011
Nov-11-2011

Trading Statistics

Stock Price	
Latest (5/8/2012)	$0.36
Last 3 Years High (10/22/2009)	$1.21
Last 3 Years Low (5/12/2009)	$0.21
Last 3 Years VWAP	$0.59

Market Value and Volume	
Equity Value ($ in MM)	$11.5
Enterprise Value ($ in MM)	$25.7
12m Average Vol.	49,861
12m Average $ Vol.	$29,241

Source: Capital IQ Research Systems and Bloomberg as of May 8, 2012

Indexed Stock Price Performance

Last Twelve Months



FLAME (-22.5%)
S&P 500 (+1.7%)
NASDAQ Composite Index (+4.0%)
China Listed Gas Distribution (-9.5%)
U.S. Listed Chinese RTO Group (-34.0%)
U.S. Listed Gas Distribution (-11.4%)
Chinese U.S. Listed Gas Distribution (-56.7%)
160
120
80
40
0
May/11
Aug/11
Nov/11
Feb/12

Last Three Years



FLAME (+31.9%)
S&P 500 Index (+47.4%)
NASDAQ Composite Index (+70.1%)
China Listed Gas Distribution (+69.0%)
U.S. Listed Chinese RTO Group (+26.5%)
U.S. Listed Gas Distribution (+50.9%)
Chinese U.S. Listed Gas Distribution (-82.3%)
1,000
700
400
100
-200
May/09
Feb/10
Nov/10
Aug/11

China Listed Gas Distribution Group *includes: Changchun Gas Co. Ltd., Shenergy Company Limited, Sichuan Datong Gas Development Co., Ltd., Xinjiang Guanghui Industry Co. Ltd.*
U.S. Listed Chinese RTO Group *includes: China Jo-Jo Drugstores, Inc., ChinaNet Online Holdings, Inc., Cleantech Solutions International, Inc., Guanwei Recycling Corp., NF Energy Saving Corp., Shiner International, Inc.*
U.S. Listed Gas Distribution Group *includes: AmeriGas Partners LP , Clean Energy Fuels Corp. ,Energen Corp. ,Integrys Energy Group, Inc. ,National Fuel Gas Co.*
Chinese U.S. Listed Gas Distribution Group *includes: China Integrated Energy, Inc., China Natural Gas, Inc.*

Source: Capital IQ Research Systems and Bloomberg as of May 8, 2012

FLAME Historical Price/Volume Histogram

Last Twelve Months


4.9 million total shares traded
Average Daily Volume: 19.6 thousand shares
Volume Weighted Average Stock Price: $0.36
$0.36
35.5%
60.0%
45.0%
30.0%
15.0%
0.0%
1.6%
15.5%
47.4%
30.3%
4.8%
0.4%
$0.18-$0.24
$0.24-$0.30
$0.30-$0.36
$0.36-$0.42
$0.42-$0.48
$0.48-$0.54

Last Three Years


32.9 million total shares traded
Average Daily Volume: 43.5 thousand shares
Volume Weighted Average Stock Price: $0.59
$0.36
73.5%
80.0%
65.0%
50.0%
35.0%
20.0%
5.0%
-10.0%
26.5%
50.0%
12.3%
9.8%
1.2%
0.3%
$0.16-$0.36
$0.36-$0.56
$0.56-$0.76
$0.76-$0.96
$0.96-$1.16
$1.16-$1.36

Source: Capital IQ Research Systems and Bloomberg as of May 8, 2012

FLAME Ownership Summary

CONFIDENTIAL

	Shares	Options	Diluted Shares	%
Fully Diluted Ownership				
Insiders and Individuals with Significant Holdings				
Lee, Ching Kuen [1]	7,117,133	-	7,117,133	22.4%
Weng, Tiaobo	6,635,209	-	6,635,209	20.9%
Liu, Yuchuan [2]	6,524,174	-	6,524,174	20.5%
Zhong, Zhimin	393,581	-	393,581	1.2%
Bian, Shukui	173,962	-	173,962	0.5%
Zhang, Yugang	80,605	-	80,605	0.3%
Total	20,924,664	-	20,924,664	65.8%
Institutional Investors				
Jayhawk Capital Management, LLC [3]	192,596	-	192,596	0.6%
Total	192,596	-	192,596	0.6%
Retail Investors	10,676,438	-	10,676,438	33.6%
Total Shares Outstanding	**31,793,698**	-	**31,793,698**	**100.0%**

Ownership Overview


Retail Investors, 33.6%
Institutional Investors, 0.6%
Insiders & Individuals 65.8%

(1) Includes 5,384,923 shares owned by Leading King Investment Limited, an entity wholly owned by Ching Kuen Lee
(2) Includes 6,524,174 shares owned by Eloten Group Ltd., an entity wholly owned by Yuchuan Liu
(3) Does not include the share s of common stock issuable upon the conversion of the conversion notes and accompanying warrants

Source: Company filing, Capital IQ Research Systems and Bloomberg as of May 8, 2012

FLAME Historical & Projected Income Statement

	($ in million)	Historical			Projected				
		2009	2010	2011	2012	2013	2014	2015	2016
Income Statement Items	**Revenue**	$27.6	$32.2	$41.7	$45.2	$51.6	$58.9	$67.4	$77.1
	Cost of Revenue	$18.1	$19.8	$23.4	$26.8	$30.9	$35.5	$40.5	$46.2
	Gross Profit	**$9.5**	**$12.4**	**$18.3**	**$18.4**	**$20.7**	**$23.4**	**$26.9**	**$30.9**
	SG&A	$4.4	$5.1	$7.2	$8.8	$10.1	$10.7	$11.3	$11.0
	EBIT	$5.1	$7.3	$11.1	$9.6	$10.6	$12.7	$15.6	$19.9
	D&A	$1.2	$0.9	$1.4	$1.3	$1.9	$2.2	$2.5	$2.9
	EBITDA	**$6.3**	**$8.2**	**$12.5**	**$10.9**	**$12.5**	**$14.9**	**$18.1**	**$22.8**
	Net Income	**$4.0**	**$4.0**	**$8.2**	**$8.4**	**$8.0**	**$9.8**	**$12.0**	**$15.6**
	CapEx	$12.1	$9.0	$17.4	$11.6	$13.0	$13.7	$13.7	$14.0
	OCF[1]	($5.8)	($0.8)	($4.9)	($0.7)	($0.5)	$1.2	$4.4	$8.8
	NWC change	n/a	$1.3	$1.2	($1.8)	($0.5)	$0.1	$0.2	$0.3
Growth Metrics	Revenue	n/a	17%	30%	8%	14%	14%	14%	14%
	Gross Profit	n/a	31%	48%	1%	13%	13%	15%	15%
	EBITDA	n/a	30%	52%	-13%	15%	19%	21%	26%
Margin Metrics	Gross Margin	34%	39%	44%	41%	40%	40%	40%	40%
	EBIT Margin	18%	23%	27%	21%	21%	22%	23%	26%
	EBITDA Margin	23%	25%	30%	24%	24%	25%	27%	30%
	Net Income Margin	14%	12%	20%	19%	16%	17%	18%	20%
	D&A (as a % of Revenue)	4%	3%	3%	3%	4%	4%	4%	4%
	CapEx (as a % of Revenue)	44%	28%	42%	26%	25%	23%	20%	18%
	NWC (as a % of Revenue)	4%	7%	9%	4%	3%	2%	2%	2%

(1) Calculated as EBITDA less CapEx.

Source: Capital IQ Research Systems and Bloomberg as of May 8, 2012 and management estimates

CONFIDENTIAL

FLAME Balance Sheet

Assets

($ in millions)

Account	12/31/2010	12/31/2011
Accounts Receivable	9.5	11.8
Inventories	0.5	0.6
Advance to suppliers	3.6	4.8
Property, Plant and Equipment	49.9	49.1
Construction In Progress	19.3	29.6
Goodwill	1.7	1.7
Other Intangible Assets	0.5	0.5
Others	19.7	29.2
Total Assets	**$104.7**	**$127.3**

Liabilities and Shareholders' Equity

($ in millions)

Account	12/31/2010	12/31/2011
Accounts Payable	11.1	11.4
Unearned Revenue	0.1	2.3
Current Convertible Bonds	-	6.2
Bank Loans	7.9	17.1
Others	15.8	9.6
Total Liabilities	**$34.9**	**$46.6**
Shareholder's Equity	**$69.8**	**$80.7**
Total Liabilities and Equity	**$104.7**	**$127.3**

Source: Capital IQ Research Systems, Bloomberg as of May 8, 2012 , filings and management estimates

CONFIDENTIAL

Valuation Analyses

CONFIDENTIAL

Summary of Valuation Analyses

Blair performed several analyses to assist in the development of this presentation

Selected Publicly Traded Companies Analysis

Trading multiple analysis based on 6 selected U.S. listed Chinese RTO companies, 2 selected Chinese U.S. listed gas distribution companies, 4 selected China Listed gas distribution companies and 5 selected U.S. listed gas distribution companies

Selected Precedent Transactions Analysis

Transaction multiple analysis based on 6 selected transactions

Illustrative Discounted Cash Flow Analysis

Utilized FLAME's forecasts to derive estimated free cash flows for the Company for 2012-2016. Employed a 12%-16% range of discount rates based upon an analysis of the cost of capital of selected public companies to determine the present values of such cash flows. Estimated a terminal value by utilizing free cash flow perpetuity growth rates of 3%-5%

Premium Paid Analysis

Analyzed the premiums paid in transactions involving acquisition of 100% equity of a public target for up to $100 million in cash since January 1, 2006

CONFIDENTIAL

Current Trading Valuation Summary

Current Value

($ in millions except per share amounts)		
Current Share Price	$	0.36[1]
Basic Share Count		31.794
Diluted Shares		0[2]
Fully Diluted Share Count		**31.794**
Equity Value	**$**	**11.5**
Reported values at December 31, 2011		
Debt		17.1
Cash		2.9
Enterprise Value	**$**	**25.7**

Summary of Valuation

($ in millions except per share amounts)		
Current Share Price	$	0.36[1]
Valuation Multiples:		
Enterprise Value / LTM Revenue [3]		*0.62x*
Enterprise Value / 2012E Revenue[4]		*0.57x*
Enterprise Value / LTM EBITDA [3]		*2.1x*
Enterprise Value / 2012E EBITDA [4]		*2.4x*
LTM P/E [3]		*1.4x*
2012E P/E[4]		*1.4x*

(1) Trading price as of May 8, 2012
(2) Calculated by using treasury method based on 'in the money' options provided by FLAME management
(3) FLAMELTM results as of December 31, 2011
(4) Based on FLAME management projections

CONFIDENTIAL

Selected Publicly Traded Companies Analysis

CONFIDENTIAL

Selected Public Comparable Companies

- William Blair reviewed relevant publicly traded companies in four different groups with similar business characteristics and/or dynamics as FLAME

U.S. Listed Chinese RTOs

- China Jo-Jo Drugstores, Inc. (CJJD)
- ChinaNet Online Holdings, Inc. (CNET)
- Cleantech Solutions International, Inc. (CLNT)
- Guanwei Recycling Corp. (GPRC)
- NF Energy Saving Corp. (NFEC)
- Shiner International, Inc.(BEST)

Chinese U.S. Listed Gas Distribution

- China Integrated Energy, Inc. (CBEH)
- China Natural Gas, Inc. (CHNG)

China Listed Gas Distribution

- Changchun Gas Co. Ltd. (Changchun)
- Shenergy Company Ltd. (Shenergy)
- Sichuan Datong Gas Development Co., Ltd. (Sichuan)
- Xinjiang Guanghui Industry Co. Ltd. (Xinjiang)

U.S. Listed Gas Distribution

- AmeriGas Partners LP (APU)
- Clean Energy Fuels Corp. (CLNE)
- Energen Corp. (EGN)
- Integrys Energy Group, Inc. (TEG)
- National Fuel Gas Co. (NFG)

- For each of the four groups, William Blair calculated the following multiples and compared them to the implied metrics for FLAME:
  - Enterprise Value / LTM Revenue
  - Enterprise Value / LTM EBITDA
  - Equity Value / LTM Net Income
  - Enterprise Value / 2012E Revenue
  - Enterprise Value / 2012E EBITDA
  - Equity Value / 2012E Net Income

CONFIDENTIAL

Public Comparable Companies: Margins



U.S. Listed Chinese RTOs
Chinese U.S. Listed Gas Distribution
China Listed Gas Distribution
U.S. Listed Gas Distribution
LTM Gross Margin
Overall Median: 29.5%
Median: 28.8%
Median: 26.6%
Median: 21.1%
Median: 37.9%
58.1%
30.6%
29.6%
27.9%
23.9%
13.3%
38.8%
14.4%
35.4%
29.5%
12.8%
10.0%
60.4%
43.1%
37.9%
26.0%
16.2%
43.9%
LTM EBITDA Margin
Overall Median: 15.9%
Median: 23.6%
Median: 20.7%
Median: 12.4%
Median: 14.0%
36.8%
29.2%
23.6%
23.6%
15.9%
10.8%
28.6%
12.7%
30.0%
12.6%
12.3%
6.2%
49.6%
35.6%
14.0%
11.4%
-3.7%
30.0%
LTM OCF Margin
Overall Median: 14.3%
Median: 6.7%
Median: 20.2%
Median: 110.4%
Median: 15.3%
21.7%
13.1%
9.8%
3.5%
0.7%
-1.4%
27.2%
13.3%
127.1%
110.4%
49.6%
N/A
38.0%
15.3%
-3.8%
N/A
N/A
18.1%

Source: Public filings and CapitalIQ as of May 8,2012

CONFIDENTIAL

Public Comparable Companies: Valuation Multiples



U.S. Listed Chinese RTOs
Chinese U.S. Listed Gas Distribution
China Listed Gas Distribution
U.S. Listed Gas Distribution
EV / LTM Revenue
Overall Median: 1.4x
Median: 0.51x
Median: 0.28x
Median: 3.01x
Median: 3.01x
1.24x
0.51x
0.58x
0.25x
0.09x
NM
0.52x
0.05x
15.00x
4.05x
1.96x
1.39x
5.40x
3.14x
2.88x
1.40x
NA
0.62x
EV / LTM EBITDA
Overall Median: 5.8x
Median: 2.5x
Median: 1.1x
Median: 31.9x
Median: 8.1x
5.2x
4.7x
2.5x
0.9x
0.5x
NM
1.8x
0.4x
50.1x
32.3x
31.5x
11.3x
12.2x
8.1x
6.3x
NM
NA
2.1x
Equity Value / LTM Net Income
Overall Median: 8.7x
Median: 2.4x
Median: 1.2x
Median: 74.7x
Median: 16.9x
8.7x
3.2x
2.6x
2.3x
1.5x
1.1x
2.0x
0.4x
366.7x
79.5x
69.8x
16.3x
19.2x
16.9x
13.4x
NM
NA
1.4x

Source: Public filings and CapitalIQ as of May 8, 2012

William Blair

Public Comparable Companies: Valuation Multiples

EV / 2012E Revenue

Overall Median: 2.1x

EV / 2012E EBITDA

Overall Median: 8.1x

Equity Value / 2012E Net Income

Overall Median: 15.0x


U.S. Listed Chinese RTOs
Chinese U.S. Listed Gas Distribution
China Listed Gas Distribution
U.S. Listed Gas Distribution
Median: 0.17x
Median: N/A
Median: 3.35x
Median: 2.77x
0.17x
N/A
N/A
N/A
N/A
N/A
N/A
N/A
5.44x
1.26x
N/A
N/A
5.80x
2.98x
2.77x
1.38x
1.24x
0.57x
GPRC
CNET
CLNT
NFEC
BEST
CHNG
Xinjiang
Shenergy
Sichuan
CLNE
EGN
NFG
APU
TEG
SGAS
Median: 0.6x
Median: N/A
Median: N/A
Median: 8.7x
262.3x
0.6x
N/A
N/A
N/A
N/A
N/A
N/A
N/A
N/A
N/A
N/A
N/A
10.7x
8.7x
7.6x
6.0x
2.4x
Median: 1.8x
Median: N/A
Median: 19.6x
Median: 15.0x
26.1x
19.6x
13.2x
N/A
1.8x
N/A
N/A
N/A
N/A
N/A
N/A
N/A
16.4x
15.8x
14.2x
12.4x
NM
1.4x

Source: Public filings and CapitalIQ as of May 8, 2012

CONFIDENTIAL

Summary – Selected Public Companies

	FLAME[1]	Comparable Company Metrics[2]			
Enterprise Value / Revenue	**Trading**	**Median**	**Mean**	**Minimum**	**Maximum**
LTM	0.62x	0.51x	0.45x	0.05x	1.24x
Enterprise Value / EBITDA	**Trading**	**Median**	**Mean**	**Minimum**	**Maximum**
LTM	2.1x	1.8x	1.9x	0.4x	5.2x
Equity Value / Net Income	**Trading**	**Median**	**Mean**	**Minimum**	**Maximum**
LTM	1.4x	2.1x	2.7x	0.4x	8.7x

(1) *FLAME LTM results as of December 31, 2011 and based on FLAME management projections*
(2) *Comparable Company Metrics represented U.S. listed Chinese RTOs group and Chinese U.S. listed gas distribution group metrics*

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Selected Precedent Transactions Analysis

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Comparable Transaction Analysis – Methodology

- Blair reviewed selected publicly available transactions since 2006 to identify certain transactions that involved the acquisition of companies having operations similar to certain operations of FLAME
- Analyzed 630 comparable merger transactions in the industrial sector since 2006 with deal sizes of up to $ 250 million
- William Blair identified 6 transactions involving target companies having operations that were deemed similar to certain operations of FLAME
- Blair calculated the following multiples, to the extent available
- Enterprise Value/LTM Revenue

CONFIDENTIAL

Selected M&A Transaction Summary

Comparable Transactions

- William Blair reviewed selected Chinese publicly available transactions since January 1, 2006 to identify certain transactions that involved the acquisition of companies William Blair deemed relevant
- For this group, Blair calculated the following multiples to the extent available :
  - Enterprise Value / LTM Revenue

Announced Date	Target	Buyer	Equity Value ($mm)	Enterprise Value ($ mm)	EV / LTM [1] Revenue
3-28-11	Pan River Gas (China Southwest) Co., Ltd	Chinese People Holdings Company Limited	10.7	10.7	0.41x
11-25-09	Zhengzhou Gas Company Limited	China Resources Gas Group Limited	261.6	197.6	1.30x
10-12-09	Sinoenergy Corporation	Skywide Capital Management Limited	30.3	129.8	3.11x
9-30-09	Chevron Ocean Gas & Energy Limited	Siamgas HK Limited	51.5	51.5	1.03x
9-18-09	Beijing Jingfeng Gas Power Generating Co Ltd	Beijing Energy Investment Holding Co Ltd	66.2	66.2	0.63x
4-2-09	Panva LPG Investment Holdings Limited	Top Diligent Limited	75.9	91.0	0.24x

Min	0.24x
Median	0.83x
Mean	1.12x
Max	3.11x

Note:
(1) LTM refers to the last twelve month financials before the announcement date to the extent available

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Discounted Cash Flow Analysis

William Blair

CONFIDENTIAL

Illustrative Discounted Cash Flow Analysis – Perpetual Growth Method

- William Blair utilized FLAME's forecasts to derive estimated free cash flows for the Company for 2012-2016
- Assumed free cash flow perpetuity growth rates of 3%-5%
- A discount rate of 12% – 16% was selected based upon an application of the Capital Asset Pricing Model and was used to calculate a present value of the 2012 – 2016 free cash flows and the terminal value
- The aggregate present value of these items represents the enterprise value range. An equity value range was determined by deducting net debt at December 31, 2011
- Present value of free cash flows in both scenarios was calculated using the mid-period convention
- Assumes a May 8 , 2012 valuation

Total Equity Value

($ in millions, except per share amounts)

Discount Rate	Perpetuity Growth 3.0%	4.0%	5.0%
12.0%	$ 7.3	$ 10.6	$ 14.7
13.0%	4.0	6.5	9.7
14.0%	1.4	3.4	5.8
15.0%	NMF	0.8	2.7
16.0%	NMF	NMF	0.2

Equity Value per Share

Discount Rate	Perpetuity Growth 3.0%	4.0%	5.0%
12.0%	$ 0.23	$ 0.33	$ 0.46
13.0%	0.13	0.21	0.30
14.0%	0.04	0.11	0.18
15.0%	NMF	0.02	0.09
16.0%	NMF	NMF	0.01

CONFIDENTIAL

Premium Paid Analysis

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Premiums Paid Analysis

- Analyzed 825 transactions involving acquisition of 100% equity of a public target for up to $100 million in cash since January 1, 2006
- Blair compared the price of each transaction to the closing price of the target stock one day, one month and 90 days, 180 days, 270 days and one year prior to the announcement of the transaction

	FLAME	Premiums Paid Data Percentile								
Metric	Price(1)	10th	20th	30th	40th	50th	60th	70th	80th	90th
One Day Prior	$ 0.31	0.0%	6.0%	14.4%	21.2%	29.1%	39.3%	53.8%	73.1%	114.3%
One Week Prior	$ 0.34	0.0%	9.0%	17.5%	26.1%	34.8%	44.2%	58.9%	76.7%	118.1%
One Month Prior	$ 0.33	0.3%	12.2%	21.7%	30.5%	39.7%	50.0%	66.7%	87.4%	130.6%
90 Days Prior	$ 0.37	(1.3%)	12.2%	26.7%	38.8%	49.8%	63.7%	77.6%	110.9%	167.9%
180 Days Prior	$ 0.43	(14.3%)	2.1%	16.4%	24.9%	37.7%	52.8%	70.7%	102.3%	162.0%
270 Days Prior	$ 0.35	(24.1%)	(9.3%)	7.3%	21.7%	35.5%	51.4%	73.9%	105.6%	159.7%
365 Days Prior	$ 0.40	(29.2%)	(14.1%)	5.5%	21.1%	35.5%	50.5%	67.4%	114.1%	180.0%

(1) *As of May 8, 2012.*
(2) *Source: Public filings and Dealogics*

Appendix

CONFIDENTIAL

Comparable Public Company Detail

	Closing Price	Market	Total	LTM			Enterprise Value /				Equity Value/	
				Revenue	EBITDA	Net Income	LTM		2012		LTM	2012
U.S. Listed Chinese RTOs	2012/5/8	Value (MM)	Value (MM)	(MM)	(MM)	(MM)	Revenue	EBITDA	Revenue	EBITDA	Net Income	Net Income
China Jo-Jo Drugstores, Inc.	$ 1.01	$ 13.7	$ 7.9	$ 90.3	$ 14.4	$ 8.9	0.09x	0.5x	NA	NA	1.5x	NA
ChinaNet Online Holdings, Inc.	0.89	17.8	(2.3)	41.6	15.3	15.8	NM	NM	NA	NA	1.1x	NA
Cleantech Solutions International, Inc.	4.76	96.2	98.5	79.5	18.8	11.1	1.24x	5.2x	NA	NA	8.7x	NA
Guanwei Recycling Corp.	1.29	25.8	11.9	47.5	13.9	9.9	0.25x	0.9x	0.17x	0.6x	2.6x	1.8x
NF Energy Saving Corp.	1.85	9.9	14.7	25.4	6.0	4.3	0.58x	2.5x	NA	NA	2.3x	NA
Shiner International, Inc.	0.45	12.4	29.5	58.2	6.3	4.2	0.51x	4.7x	NA	NA	3.2x	NA
Median	***1.15***	***15.8***	***13.3***	***52.8***	***14.1***	***9.4***	***0.51x***	***2.5x***	***0.17x***	***0.6x***	***2.4x***	***1.8x***
Chinese U.S. Listed Gas Distribution												
China Integrated Energy, Inc.	$ 0.60	$ 20.3	$ 20.3	$ 438.7	$ 55.9	$ 53.8	0.05x	0.4x	NA	NA	0.4x	NA
China Natural Gas, Inc.	1.60	34.3	47.1	90.0	25.7	17.2	0.52x	1.8x	NA	NA	2.0x	NA
Median	***1.10***	***27.3***	***33.7***	***264.3***	***40.8***	***35.5***	***0.28x***	***1.1x***	***NA***	***NA***	***1.2x***	***NA***
Median	**1.15**	**19.1**	**17.5**	**68.9**	**14.8**	**10.5**	**0.51x**	**1.8x**	**0.17x**	**0.6x**	**2.1x**	**1.8x**

	Closing Price	Market	Total	LTM			Enterprise Value /				Equity Value/	
				Revenue	EBITDA	Net Income	LTM		2012		LTM	2012
China Listed Gas Distribution	2012/5/8	Value (MM)	Value (MM)	(MM)	(MM)	(MM)	Revenue	EBITDA	Revenue	EBITDA	Net Income	Net Income
Xinjiang Guanghui Industry Co. Ltd.	$ 3.73	$ 7,258.1	$ 8,401.9	$ 560.0	$ 167.8	$ 688.4	15.00x	50.1x	5.44x	NA	69.8x	26.1x
Sichuan Datong Gas Development Co., Ltd.	1.21	269.8	280.8	69.3	8.7	22.7	4.05x	32.3x	NA	NA	79.5x	NA
Changchun Gas Co. Ltd.	1.21	560.6	545.6	278.1	17.3	43.6	1.96x	31.5x	NA	NA	366.7x	19.6x
Shenergy Company Limited	0.75	3,525.9	4,922.8	3,534.0	435.2	1,421.9	1.39x	11.3x	1.26x	NA	16.3x	13.2x
Median	**1.21**	**2,043.2**	**2,734.2**	**419.0**	**92.5**	**366.0**	**3.01x**	**31.9x**	**3.35x**	**NA**	**74.7x**	**19.6x**

	Closing Price	Market	Total	LTM			Enterprise Value /				Equity Value/	
				Revenue	EBITDA	Net Income	LTM		2012		LTM	2012
U.S. Listed Gas Distribution	2012/5/8	Value (MM)	Value (MM)	(MM)	(MM)	(MM)	Revenue	EBITDA	Revenue	EBITDA	EBITDA	EBITDA
AmeriGas Partners LP	$ 40.64	$ 2,402.1	$ 3,517.7	$2,521.6	$ 287.4	$ 99.8	1.40x	12.2x	1.38x	10.7x	19.2x	14.2x
Clean Energy Fuels Corp.	17.94	1,608.5	1,625.2	301.0	(14.9)	(69.8)	5.40x	NM	5.80x	262.3x	NM	NM
Energen Corp.	48.42	3,500.6	4,660.7	1,483.5	735.3	259.6	3.14x	6.3x	2.98x	6.0x	13.4x	12.4x
Integrys Energy Group, Inc.	53.29	4,179.0	6,627.4	NA	NA	NA	NA	NA	1.24x	8.7x	NA	15.8x
National Fuel Gas Co.	46.38	3,881.1	5,075.9	1,760.3	627.0	260.6	2.88x	8.1x	2.77x	7.6x	16.9x	16.4x
Median	**46.38**	**3,500.6**	**4,660.7**	**1,621.9**	**457.2**	**179.7**	**3.01x**	**8.1x**	**2.77x**	**8.7x**	**16.9x**	**15.0x**

Minimum	0.45	$ 9.9	$ (2.3)	$ 25.4	$ (14.9)	$ (69.8)	0.05x	0.4x	0.17x	0.6x	0.4x	1.8x
Mean	13.30	1,612.7	2,110.9	711.2	151.3	178.2	2.56x	12.0x	2.63x	49.3x	40.2x	14.9x
Median	1.60	269.8	280.8	184.2	18.0	19.9	1.39x	5.8x	2.08x	8.1x	8.7x	15.0x
Maximum	53.29	7,258.1	8,401.9	3,534.0	735.3	1,421.9	15.00x	50.1x	5.80x	262.3x	366.7x	26.1x

(1) Total Value = Market Capitalization + Preferred Equity + Total Debt + Minority Interest - Cash and Equivalents. Assumes Cash and Equivalents for these companies represent excess cash.
LTM = Latest Twelve Months, CAGR = Compound Annual Growth Rate, NA = Not Available, NM = Not Meaningful.

Sources: Company filings , CapitalIQ and Bloomberg as of May 8, 2012

CONFIDENTIAL

Weighted Average Cost of Capital

WACC analysis using selected public companies yields a range of 12% – 16%

Unlevered Beta Calculation [1]

Company	Levered Beta	Debt	Mkt Value of Equity	Debt/Mkt Equity	Debt/Total Capital	Unlevered Beta
China Integrated Energy, Inc.	0.976	$ 6.5	$ 23.7	27.5%	2.7%	0.81
China Jo-Jo Drugstores, Inc.	0.202	$ 5.7	$ 13.5	42.2%	10.3%	0.15
China Natural Gas, Inc.	0.799	$ 53.1	$ 32.2	165.0%	21.8%	0.36
ChinaNet Online Holdings, Inc.	0.779	$ 0.4	$ 18.9	1.9%	0.7%	0.77
Cleantech Solutions International, Inc.	0.763	$ 3.3	$ 11.0	30.1%	4.4%	0.62
Guanwei Recycling Corp.	0.616	$ 1.5	$ 29.4	5.0%	4.3%	0.59
NF Energy Saving Corp.	0.124	$ 10.6	$ 8.3	128.6%	26.4%	0.06
Shiner International, Inc.	0.031	$ 20.6	$ 12.0	172.0%	32.2%	0.01
AmeriGas Partners LP	0.459	$ 2,414.9	$ 3,639.1	66.4%	57.1%	0.31
Clean Energy Fuels Corp.	1.425	$ 285.8	$ 1,420.9	20.1%	35.3%	1.24
Energen Corp.	1.312	$ 1,319.7	$ 3,309.2	38.9%	34.8%	1.02
Integrys Energy Group, Inc.	0.664	$ 2,427.6	$ 4,221.5	57.5%	44.3%	0.46
National Fuel Gas Co.	1.337	$ 1,419.0	$ 3,811.3	37.2%	41.9%	1.05
Median	**0.76**	**$ 20.6**	**$ 29.4**	**38.9%**	**26.4%**	**0.59**
Mean	**0.73**	**613.0**	**1,279.3**	**61.0%**	**24.3%**	**0.57**
High	**1.42**	**2,427.6**	**4,221.5**	**172.0%**	**57.1%**	**1.24**
Low	**0.03**	**0.4**	**8.3**	**1.9%**	**0.7%**	**0.01**

Cost of Equity Capital Calculation (a)

Debt/ Capital	Debt/ Equity	Unleveraged Beta (a)	Levering Factor	Levered Beta (b)	Cost of Equity (c)
29.0%	40.8%	0.59	1.31	0.78	20.8%
34.0%	51.5%	0.59	1.39	0.82	20.9%
39.0%	63.9%	0.59	1.48	0.88	21.0%
44.0%	78.6%	0.59	1.59	0.94	21.1%
49.0%	96.1%	0.59	1.72	1.02	21.3%
54.0%	117.4%	0.59	1.88	1.12	21.5%
59.0%	143.9%	0.59	2.08	1.24	21.7%

Weighted Average Cost of Capital Calculation (b)

Pre-tax Cost of Debt	6.10%	6.35%	6.60%	6.85%	7.10%	7.35%
After-tax Cost of Debt	**4.58%**	**4.76%**	**4.95%**	**5.14%**	**5.33%**	**5.51%**
29.0%	16.10%	16.15%	16.21%	16.26%	16.31%	16.37%
34.0%	15.35%	15.41%	15.48%	15.54%	15.60%	15.67%
39.0%	14.60%	14.67%	14.75%	14.82%	14.89%	14.97%
44.0%	13.85%	13.93%	14.02%	14.10%	14.18%	14.26%
49.0%	13.10%	13.19%	13.29%	13.38%	13.47%	13.56%
54.0%	12.35%	12.46%	12.56%	12.66%	12.76%	12.86%
59.0%	11.61%	11.72%	11.83%	11.94%	12.05%	12.16%

(a) Cost of Equity = Risk free rate + (Beta * Market risk premium) + Size Premium.
(b) WACC = (Debt/(Debt + Equity))(Cost of debt)(1-tax rate) + (Equity/(Debt + Equity))(Cost of Equity)
(c) Risk-free rate is the 10-year US Treasury yield as of May 8, 2012.
(d) As reported by Ibbotson as of 2011. The Market Risk Premium represents the Intermediate horizon expected equity risk premium.
The Size Premium is the appropriate size premium based on equity market capitalization.
(e) As reported by Bloomberg as of May 8, 2012. The Country Risk Premium accounts for the additional risk of equity market from the country the Company operates.

Assumptions

Assumptions	
Tax Rate	25.0%
Risk-free rate (c)	1.92%
Market Risk Premium (d)	2.0%
Size Premium (d)	6.3%
Country Risk Premium (e)	10.99%

Sources: Company filings and Bloomberg.
(1) Unlevered Beta = Levered Beta / (1+((Debt/Equity)(1-tax rate)).*